UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400 Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on April 30, 2015, the stockholders of Mobile Mini, Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to effect the gradual declassification of the Company’s Board of Directors (the “Board”). On September 14, 2015, the Amendment was filed with the Secretary of State of the State of Delaware and the related Third Amended and Restated Bylaws (the “Bylaws”) became effective to eliminate the Board’s classified structure.

The material amendments to Article Eighth of the Company’s Amended and Restated Certificate of Incorporation and to

Section 5.2(b) of the Company’s Bylaws provide that:

•	at the Company’s 2015 annual meeting of stockholders, the directors who are elected at that meeting shall be elected to hold office for a one-year term expiring at the 2016 annual meeting of stockholders,

•	at the Company’s 2016 annual meeting of stockholders, the directors who are elected at that meeting shall be elected to hold office for a one-year term expiring at the 2017 annual meeting of stockholders, and

•	at the Company’s 2017 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

The foregoing description of the amendments contained in the Amendment and the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment, dated September 14, 2015, to the Amended and Restated Certificate of Incorporation of the Mobile Mini, Inc.

3.2	Third Amended and Restated Bylaws of Mobile Mini, Inc. (effective as of September 14, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2015

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel